Exhibit 99.1

July 22, 2026

Press Release

Source:                  Farmers National Banc Corp.

Kevin J. Helmick, President and CEO

20 South Broad Street, P.O. Box 555

Canfield, OH 44406

330.533.3341

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS SOLID RESULTS FOR SECOND QUARTER OF 2026

●	174 consecutive quarters of profitability
●	EPS was $0.39 for the quarter, $0.41 excluding acquisition and core conversion costs (non-GAAP)
●	Non-performing loans declined $15.2 million, or 25.4%, during the quarter
●	Commercial lending fundings accelerated significantly during the second quarter, with approximately $175.0 million in fundings, representing an 181% increase over the first quarter
●	Unfunded commercial balances expanded by approximately $40.0 million, or 9%, since the end of March, reflecting continued growth in committed business and lending activity
●	Net interest margin increased to 3.44% in the second quarter of 2026 from 3.12% in the first quarter of 2026 and 2.91% in the second quarter of 2025
●	Efficiency ratio was 55.6% in the second quarter of 2026, 53.2% excluding acquisition/core conversion costs (non-GAAP)

CANFIELD, Ohio (July 22, 2026) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) today reported net income of $23.0 million, or $0.39 per diluted share, for the second quarter of 2026 compared to $13.9 million, or $0.37 per diluted share, for the second quarter of 2025. Net income in the second quarter of 2026 included $1.7 million of expense related to the March 2, 2026 acquisition of Middlefield Banc Corp. (Middlefield) and core conversion costs. Excluding these items (non-GAAP), adjusted net income for the second quarter of 2026 was $24.4 million, or $0.41 per diluted share.

Kevin J. Helmick, President and CEO, stated: “I am extremely pleased with the accelerated commercial fundings of $175 million in the second quarter as the team continues to focus on consistency in this area. We also made meaningful progress integrating the March 2026 Middlefield acquisition during the quarter and preparing for our core technology conversion, which remains on track for completion late in the third quarter. These initiatives are important components of our ongoing investment to build a stronger, more efficient and increasingly scalable community banking platform. As we bring our teams, systems and capabilities together, we believe we are strengthening the foundation of our business and enhancing our ability to serve customers across our growing Ohio and Pennsylvania markets.”

Balance Sheet

Total assets were $7.14 billion at June 30, 2026, compared to $7.18 billion at March 31, 2026, and $5.25 billion at December 31, 2025. The increase since December was due to the Middlefield acquisition which added $1.82 billion in assets at the date of closing. Total loans, net of allowance, decreased to $4.72 billion at June 30, 2026, from $4.75 billion at March 31, 2026, and $3.27 billion at December 31, 2025. The increase since December was due to Middlefield which added $1.49 billion in total loans at the date of closing. The decline from March was due to heavier than expected commercial loan payoffs from the Middlefield portfolio and a decline in non-performing loans. The Company expects the payoffs to return to normal levels in the third quarter.

Securities available for sale decreased slightly to $1.47 billion at June 30, 2026, compared to $1.48 billion at March 31, 2026, and $1.34 billion at December 31, 2025. Middlefield added $152.8 million to securities available for sale. The Company anticipates continued rate volatility in the bond market in 2026, which will continue to affect the value of the portfolio.

Total deposits declined to $5.83 billion at June 30, 2026, compared to $5.92 billion at March 31, 2026, and $4.34 billion at December 31, 2025. The increase since December was primarily due to Middlefield, which added $1.49 billion in deposits at the time of closing. The decline since March was primarily due to seasonal factors associated with public funds and the purposeful shrinkage of certain non-core deposits acquired in the Middlefield transaction.

Total stockholders’ equity increased to $784.0 million at June 30, 2026, from $766.9 million at March 31, 2026, and $485.7 million at December 31, 2025. The increase since December was primarily driven by the acquisition of Middlefield while the increase since March was primarily driven by earnings offset by dividends paid to shareholders.

Credit Quality

Non-performing loans declined to $44.6 million at June 30, 2026, from $59.9 million at March 31, 2026 and $26.2 million at December 31, 2025. The increase from December was due to the Middlefield acquisition while the decrease from March was due to strong workout efforts in the second quarter. Nonperforming loans to total loans were 0.93% at June 30, 2026, compared to 1.25% at March 31, 2026, and 0.79% at December 31, 2025. Loans 30-89 days delinquent were $18.9 million at June 30, 2026, or 0.40% of total loans, compared to $14.7 million at March 31, 2026, and $16.9 million at December 31, 2025.

The provision for credit losses and unfunded commitments was $2.4 million in the second quarter of 2026 compared to a provision for credit losses of $3.5 million in the second quarter of 2025. Annualized net charge-offs as a percentage of average loans were 0.30% in the second quarter of 2026, compared to 0.07% in the second quarter of 2025. The increase in net charge-offs was associated with the resolution of non-performing loans, but most of the net charge-offs came from loans that carried specific reserves the cost of which had been recognized in prior periods. The allowance for credit losses to total loans was 1.12% at June 30, 2026, 1.14% at March 31, 2026, and 1.11% at December 31, 2025.

Net Interest Income

Net interest income increased to $56.0 million in the second quarter of 2026, compared to $34.9 million in the second quarter of 2025. Average interest earning assets increased to $6.63 billion in the second quarter of 2026 compared to $4.89 billion in the second quarter of 2025. The increase was primarily driven by the acquisition of Middlefield. Net interest margin improved to 3.44% in the second quarter of 2026 compared to 2.91% in the second quarter of 2025. The year-over-year increase in net interest margin was due to the acquisition and higher yields on earning assets and lower funding costs on interest bearing liabilities. In addition, the Company saw greater accretion of loan marks in the second quarter associated with the payoff of Middlefield loan balances mentioned earlier. The Company also recognized a $1.0 million prepayment penalty from the payoff of one of the Middlefield commercial loans. The Company expects the net interest margin to settle back into a range of approximately 3.34% to 3.37% in the third quarter of 2026. The yield on interest earning assets increased from 4.77% in the second quarter of 2025 to 5.25% in the second quarter of 2026, while the cost of interest-bearing liabilities declined from 2.49% in the second quarter of 2025 to 2.44% in the second quarter of 2026. Excluding acquisition marks, non-GAAP, the Company’s net interest margin was 3.28% in the second quarter of 2026, and 2.77% in the second quarter of 2025.

Noninterest Income

Noninterest income increased to $14.4 million in the second quarter of 2026 from $12.1 million in the second quarter of 2025. The increase was driven by the Middlefield acquisition and continued growth in the Company’s wealth lines of business. Service charge income was $2.4 million in the second quarter of 2026 compared to $1.7 million in the second quarter of 2025 primarily due to the acquisition. Bank owned life insurance income increased to $1.4 million in the second quarter of 2026 compared to $832,000 in the second quarter of 2025. Death claims were higher by $271,000 in 2026 compared to 2025 and the addition of Middlefield was primarily responsible for the difference. Trust fees were $3.1 million for the second quarter of 2026 up from $2.6 million in the second quarter of 2025 as continued growth in this business unit continued to drive revenue. Insurance commissions declined to $1.5 million in the second quarter of 2026 from $1.8 million in the second quarter of 2025. During the second quarter of 2025, the Company recognized $329,000 in revenue sharing associated with its BOLI purchase in the first quarter of 2025. Investment commissions totaled $1.0 million for the second quarter of 2026 compared to $721,000 for the second quarter of 2025. The increase was primarily due to the addition of Middlefield and the continued additions of investment representatives to the program. Debit card income increased to $2.6 million in the second quarter of 2026 from $2.0 million in the second quarter of 2025. The increase was driven by the Middlefield acquisition. Other noninterest income declined to $826,000 in the second quarter of 2026 compared to $1.2 million in the second quarter of 2025 primarily due to lower SBIC income in 2026.

Noninterest Expense

Noninterest expense increased to $40.9 million in the second quarter of 2026 from $27.2 million in the second quarter of 2025 primarily as a result of the Middlefield acquisition and the recognition of $1.7 million in acquisition and core conversion costs in the second quarter of 2026. Many of the categories of expense discussed below will begin to see a decline in the second half of the year after the Company completes its anticipated system conversion in August of 2026. Salaries and employee benefits increased to $21.3 million in the second quarter of 2026 from $14.7 million in the second quarter of 2025. The increase was primarily driven by annual raises and the Middlefield acquisition. Occupancy and equipment expenses increased to $5.9 million in the second quarter of 2026, an increase of $1.8 million from the second quarter of 2025, primarily as result of the acquisition. Professional fees increased to $1.4 million in the second quarter of 2026 from $1.0 million in the second quarter of 2025. The increase was primarily driven by the Middlefield acquisition. FDIC insurance and state and local taxes were $1.9 million in the second quarter of 2026 compared to $1.3 million in the second quarter of 2025. The increase was due to the acquisition and increased franchise tax from higher levels of capital year-over-year. Core processing expense increased to $2.3 million in the second quarter of 2026 compared to $1.4 million in the second quarter of 2025. The increase was due to the acquisition and a lower level of service credits in 2026. Other noninterest expense increased by $1.0 million to $4.5 million in the second quarter of 2026 primarily as a result of the acquisition and timing issues.

Liquidity

The Company had access to an additional $608.5 million in FHLB borrowing capacity at June 30, 2026, along with $415.3 million in available for sale securities that are available for pledging. The Company’s loan to deposit ratio was 81.9% at June 30, 2026.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $7.1 billion in banking assets. Farmers National Banc Corp.’s wholly owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 83 banking locations in Ohio and western Pennsylvania, and Farmers Trust Company, which operates trust offices and offers services in the same geographic markets. Total wealth management assets under care at June 30, 2026, are $5.1 billion. Farmers National Insurance LLC, a wholly owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities and certain items, return on average assets excluding acquisition costs and certain items, return on average equity excluding acquisition costs and certain items, net interest margin excluding acquisition marks and related accretion and PPP interest and fees and efficiency ratio less certain items, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Cautionary Statements Regarding Forward-Looking Statements

We make statements in this news release and our related investor conference call, and we may from time to time make other statements, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in certain forward-looking statements include significant changes in near-term local, regional, and U.S. economic conditions including those resulting from continued high rates of inflation, tightening monetary policy of the Board of Governors of the Federal Reserve, U.S. and foreign country tariff policies, and possibility of a recession; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries
Consolidated Financial Highlights
(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,	Percent
	2026	2026	2025	2025	2025	2026	2025	Change
Total interest income	$86,094	$67,117	$59,418	$59,366	$57,702	$153,209	$115,007	33.2%
Total interest expense	30,062	24,549	22,398	23,059	22,781	54,610	45,891	19.0%
Net interest income	56,032	42,568	37,020	36,307	34,921	98,599	69,116	42.7%
Provision (credit) for credit losses	2,437	(1,034)	2,306	1,419	3,548	1,403	3,344	-58.0%
Noninterest income	14,413	13,688	12,098	11,430	12,122	28,100	22,603	24.3%
System conversion / Acquisition related costs	1,695	3,981	925	3,123	0	5,677	0	0.0%
Other expense	39,179	33,337	28,153	28,556	27,175	72,514	55,701	30.2%
Income before income taxes	27,134	19,972	17,734	14,639	16,320	47,105	32,674	44.2%
Income taxes	4,099	3,708	3,096	2,178	2,410	7,806	5,186	50.5%
Net income	$23,035	$16,264	$14,638	$12,461	$13,910	$39,299	$27,488	43.0%

Average diluted shares outstanding	59,223	44,874	37,705	37,677	37,622	52,071	37,622
Basic earnings per share	0.39	0.36	0.39	0.33	0.37	0.76	0.73
Diluted earnings per share	0.39	0.36	0.39	0.33	0.37	0.76	0.73
Cash dividends per share	0.17	0.17	0.17	0.17	0.17	0.34	0.34
Performance Ratios
Net Interest Margin (Annualized)	3.44%	3.12%	3.05%	3.00%	2.91%	3.29%	2.88%
Efficiency Ratio (Tax equivalent basis)	55.60%	63.97%	57.11%	62.66%	56.66%	59.32%	58.12%
Efficiency Ratio (Tax equivalent basis) excluding core conversion, acquisition costs and other extraordinary items (b)	53.21%	56.96%	55.00%	56.43%	55.66%	54.87%	56.83%
Return on Average Assets (Annualized)	1.29%	1.11%	1.12%	0.96%	1.08%	1.21%	1.07%
Return on Average Equity (Annualized)	11.82%	11.55%	12.17%	11.26%	13.08%	11.70%	13.10%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.35%	1.15%	1.16%	1.00%	1.13%	1.26%	1.11%
Return on Average Tangible Equity	19.54%	18.13%	19.90%	19.46%	23.37%	18.92%	23.69%

Consolidated Statements of Financial Condition
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2026	2026	2025	2025	2025
Assets
Cash and cash equivalents	$164,754	$186,083	$92,357	$92,345	$90,740
Debt securities available for sale	1,473,698	1,484,198	1,343,457	1,301,766	1,274,899
Other investments	60,539	54,858	45,397	44,245	42,410

Loans held for sale	2,862	1,919	1,516	4,975	2,174
Loans	4,776,477	4,800,064	3,304,713	3,337,780	3,303,359
Less allowance for credit losses	53,285	54,684	36,811	39,528	38,563
Net Loans	4,723,192	4,745,380	3,267,902	3,298,252	3,264,796

Other assets	715,839	703,038	495,241	493,992	503,409
Total Assets	$7,140,884	$7,175,476	$5,245,870	$5,235,575	$5,178,428

Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing	$1,368,145	$1,334,021	$994,122	$994,604	$995,865
Interest-bearing	4,462,969	4,587,364	3,348,656	3,405,911	3,325,564
Brokered time deposits	0	0	0	0	74,988
Total deposits	5,831,114	5,921,385	4,342,778	4,400,515	4,396,417
Other interest-bearing liabilities	455,374	435,108	367,733	321,581	289,428
Other liabilities	70,444	52,093	49,634	47,530	54,835
Total liabilities	6,356,932	6,408,586	4,760,145	4,769,626	4,740,680
Stockholders' Equity	783,952	766,890	485,725	465,949	437,748
Total Liabilities
and Stockholders' Equity	$7,140,884	$7,175,476	$5,245,870	$5,235,575	$5,178,428

Period-end shares outstanding	59,233	59,215	37,653	37,647	37,642
Book value per share	$13.24	$12.95	$12.90	$12.38	$11.63
Tangible book value per share (Non-GAAP)*	8.05	7.74	7.98	7.44	6.67

* Tangible book value per share is calculated by dividing tangible common equity by outstanding shares

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
Capital and Liquidity	2026	2026	2025	2025	2025	2026	2025
Common Equity Tier 1 Capital Ratio (a)	11.96%	11.70%	12.02%	11.62%	11.56%
Total Risk Based Capital Ratio (a)	14.83%	14.63%	15.46%	15.08%	15.04%
Tier 1 Risk Based Capital Ratio (a)	12.46%	12.19%	12.51%	12.10%	12.05%
Tier 1 Leverage Ratio (a)	9.38%	11.21%	8.92%	8.75%	8.67%
Equity to Asset Ratio	10.98%	10.69%	9.26%	8.90%	8.45%
Tangible Common Equity Ratio (b)	6.98%	6.68%	5.94%	5.54%	5.03%
Net Loans to Assets	66.14%	66.13%	62.29%	63.00%	63.05%
Loans to Deposits	81.91%	81.06%	76.10%	75.85%	75.14%
Asset Quality
Non-performing loans	$44,636	$59,854	$26,215	$35,344	$27,819
Non-performing assets	44,827	59,977	26,370	35,519	28,052
Loans 30 - 89 days delinquent	18,869	14,700	16,947	16,083	17,727
Charged-off loans	3,803	729	5,192	869	748	4,532	1,446
Recoveries	170	285	295	333	176	455	538
Net Charge-offs	3,633	444	4,897	536	572	4,077	908
Annualized Net Charge-offs to Average Net Loans	0.30%	0.05%	0.59%	0.07%	0.07%	0.19%	0.06%
Allowance for Credit Losses to Total Loans	1.12%	1.14%	1.11%	1.18%	1.17%
Non-performing Loans to Total Loans	0.93%	1.25%	0.79%	1.06%	0.84%
Loans 30 - 89 Days Delinquent to Total Loans	0.40%	0.31%	0.51%	0.48%	0.54%
Allowance to Non-performing Loans	119.38%	91.36%	140.42%	111.84%	138.62%
Non-performing Assets to Total Assets	0.63%	0.84%	0.50%	0.68%	0.54%

(a) June 30, 2026 ratio is estimated.
(b) This is a non-GAAP financial measure. A reconciliation to GAAP is shown below.

	For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
End of Period Loan Balances	2026	2026	2025	2025	2025
Commercial real estate	$2,022,733	$2,078,421	$1,398,116	$1,428,583	$1,385,162
Commercial	592,431	591,406	340,224	351,213	363,009
Residential real estate	1,230,110	1,219,766	850,300	850,112	849,443
HELOC	360,685	349,656	181,544	176,609	171,312
Consumer	272,890	265,136	257,795	251,557	253,363
Agricultural loans	285,027	284,014	265,565	269,025	270,599
Total, excluding net deferred loan costs	$4,763,876	$4,788,399	$3,293,544	$3,327,099	$3,292,888

	For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
End of Period Customer Deposit Balances	2026	2026	2025	2025	2025
Noninterest-bearing demand	$1,368,145	$1,334,021	$994,122	$994,604	$995,866
Interest-bearing demand	1,626,459	1,698,780	1,377,520	1,443,422	1,388,596
Money market	1,397,397	1,395,660	795,631	761,788	748,770
Savings	560,710	576,089	408,743	410,165	416,795
Certificate of deposit	878,402	916,835	766,762	790,536	771,403
Total customer deposits	$5,831,113	$5,921,385	$4,342,778	$4,400,515	$4,321,430

Memo: Public funds included in above numbers	$989,604	$1,056,571	$773,896	$867,253	$801,561

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
Noninterest Income	2026	2026	2025	2025	2025	2026	2025
Service charges on deposit accounts	$2,434	$1,966	$1,831	$1,874	$1,749	$4,400	$3,507
Bank owned life insurance income, including death benefits	1,401	1,492	891	852	832	2,893	1,642
Trust fees	3,089	3,030	3,079	2,745	2,596	6,119	5,237
Insurance agency commissions	1,485	1,683	1,567	1,395	1,828	3,168	3,569
Security gains (losses), including fair value changes for equity securities	22	(18)	(7)	(927)	36	4	(1,278)
Retirement plan consulting fees	954	886	1,009	1,060	783	1,840	1,581
Investment commissions	1,044	871	706	658	721	1,915	1,250
Net gains on sale of loans	398	380	436	559	329	778	655
Other mortgage banking fee income (loss), net	199	477	106	192	27	676	174
Debit card and EFT fees	2,561	2,023	1,956	2,068	2,017	4,584	3,882
Other noninterest income	826	898	523	954	1,204	1,723	2,384
Total Noninterest Income	$14,413	$13,688	$12,097	$11,430	$12,122	$28,100	$22,603

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
Noninterest Expense	2026	2026	2025	2025	2025	2026	2025
Salaries and employee benefits	$21,312	$18,511	$15,397	$15,992	$14,722	$39,823	$30,888
Occupancy and equipment	5,935	5,126	4,456	4,370	4,119	11,060	8,258
FDIC insurance and state and local taxes	1,933	1,603	925	1,212	1,262	3,536	2,524
Professional fees	1,357	1,112	1,179	990	1,026	2,469	2,223
System conversion / Merger related costs	1,695	3,981	925	3,123	0	5,676	0
Advertising	627	544	449	466	454	1,171	910
Intangible amortization	1,195	865	711	718	735	2,060	1,469
Core processing charges	2,327	1,750	1,391	1,412	1,401	4,077	2,798
Other noninterest expenses	4,493	3,826	3,646	3,396	3,456	8,319	6,631
Total Noninterest Expense	$40,874	$37,318	$29,079	$31,679	$27,175	$78,191	$55,701

Average Balance Sheets and Related Yields and Rates
(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	June 30, 2026			June 30, 2025
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$4,776,409	$73,087	6.12%	$3,274,394	$47,160	5.76%
Taxable securities	1,179,497	7,874	2.67	1,141,799	7,384	2.59
Tax-exempt securities (2)	487,020	4,475	3.68	364,531	2,900	3.18
Other investments	56,122	692	4.93	40,206	462	4.60
Federal funds sold and other	127,500	887	2.78	65,841	429	2.61
Total earning assets	6,626,548	87,015	5.25	4,886,771	58,335	4.77
Nonearning assets	493,197			245,890
Total assets	$7,119,745			$5,132,661
INTEREST-BEARING LIABILITIES
Time deposits	$900,746	$7,212	3.20%	$751,828	$6,584	3.50%
Brokered time deposits	0	0	0.00	96,461	1,047	4.34
Savings deposits	1,955,160	9,719	1.99	1,145,277	4,284	1.50
Demand deposits - interest bearing	1,684,213	9,054	2.15	1,440,090	8,325	2.31
Total interest-bearing deposits	4,540,119	25,985	2.29	3,433,656	20,240	2.36

Short term borrowings	302,505	2,874	3.80	137,725	1,536	4.46
Long term borrowings	94,242	1,203	5.11	86,354	1,005	4.66
Total borrowed funds	396,747	4,077	4.11	224,079	2,541	4.54

Total interest-bearing liabilities	4,936,866	30,062	2.44	3,657,735	22,781	2.49

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits - noninterest bearing	1,349,492			992,990
Other liabilities	53,932			56,687
Stockholders' equity	779,455			425,249
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$7,119,745			$5,132,661
Net interest income and interest rate spread		$56,953	2.81%		$35,554	2.28%
Net interest margin			3.44%			2.91%

(1) Interest and yields are calculated on a tax-equivalent basis where applicable.

(2) For 2026, adjustments of $110,000 and $811,000, respectively, were made to tax equate income on tax exempt loans and tax exempt securities.  For 2025, adjustments of $110,000 and $524,000, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	For the Six Months Ended			For the Six Months Ended
	June 30, 2026			June 30, 2025
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$4,296,382	$128,301	5.97%	$3,268,186	$93,970	5.75%
Taxable securities	1,178,346	15,647	2.66	1,138,707	14,480	2.54
Tax-exempt securities (2)	445,534	7,890	3.54	370,770	5,890	3.18
Other investments	53,933	1,453	5.39	42,177	1,003	4.76
Federal funds sold and other	115,222	1,568	2.72	69,687	939	2.69
Total earning assets	6,089,417	154,859	5.09	4,889,527	116,282	4.76
Nonearning assets	404,977			236,226
Total assets	$6,494,394			$5,125,753
INTEREST-BEARING LIABILITIES
Time deposits	$856,498	$13,841	3.23%	$739,103	$13,216	3.58%
Brokered time deposits	0	0	0.00	119,798	2,585	4.32
Savings deposits	1,724,087	16,226	1.88	1,130,350	8,296	1.47
Demand deposits - interest bearing	1,566,410	16,357	2.09	1,412,543	15,860	2.25
Total interest-bearing deposits	4,146,995	46,424	2.24	3,401,794	39,957	2.35

Short term borrowings	317,696	6,009	3.78	177,862	3,954	4.45
Long term borrowings	91,744	2,177	4.75	86,282	1,980	4.59
Total borrowed funds	409,440	8,186	4.00	264,144	5,934	4.49

Total interest-bearing liabilities	4,556,435	54,610	2.40	3,665,938	45,891	2.50

NONINTEREST-BEARING LIABILITIES
AND STOCKHOLDERS' EQUITY
Demand deposits - noninterest bearing	$1,226,626			$985,347
Other liabilities	39,484			54,802
Stockholders' equity	671,849			419,666
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$6,494,394			$5,125,753
Net interest income and interest rate spread		$100,249	2.69%		$70,391	2.26%
Net interest margin			3.29%			2.88%

(1) Interest and yields are calculated on a tax-equivalent basis where applicable.

(2) For 2026, adjustments of $215,000 and $1.4 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities.  For 2025, adjustments of $212,000 and $1.1 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2026	2026	2025	2025	2025	2026	2025
Total Assets	$7,140,884	$7,175,476	$5,245,870	$5,235,575	$5,178,428	$7,140,884	$5,178,428
Less Goodwill and other intangibles	307,000	308,463	185,301	186,013	186,731	307,000	186,731
Tangible Assets	$6,833,884	$6,867,013	$5,060,569	$5,049,562	$4,991,697	$6,833,884	$4,991,697
Average Assets	7,119,745	5,862,096	5,225,497	5,178,998	5,132,661	6,494,394	5,125,753
Less average Goodwill and other intangibles	307,881	204,198	186,844	186,479	187,209	256,325	187,576
Average Tangible Assets	$6,811,864	$5,657,898	$5,038,653	$4,992,519	$4,945,452	$6,238,069	$4,938,177

Reconciliation of Common Stockholders' Equity to Tangible Common Equity	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2026	2026	2025	2025	2025	2026	2025
Stockholders' Equity	$783,952	$766,890	$485,725	$465,949	$437,748	$783,952	$437,748
Less Goodwill and other intangibles	307,000	308,463	185,301	186,013	186,731	307,000	186,731
Tangible Common Equity	$476,952	$458,427	$300,424	$279,936	$251,017	$476,952	$251,017
Average Stockholders' Equity	779,455	563,048	481,061	442,556	425,249	671,849	419,666
Less average Goodwill and other intangibles	307,881	204,198	186,844	186,479	187,209	256,325	187,576
Average Tangible Common Equity	$471,574	$358,850	$294,217	$256,077	$238,040	$415,524	$232,090

Reconciliation of Net Income, Less Merger and Certain Items	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2026	2026	2025	2025	2025	2026	2025
Net income	$23,035	$16,264	$14,638	$12,461	$13,910	$39,299	$27,488
System conversion / Acquisition related costs - after tax	1,365	3,418	398	2,467	0	4,783	0
Net loss (gain) on asset/security sales - after tax	13	22	113	760	(137)	36	920
Net income - Adjusted	$24,413	$19,704	$15,149	$15,688	$13,773	$44,118	$28,408
Diluted EPS excluding merger and certain items	$0.41	$0.44	$0.40	$0.42	$0.37	$0.85	$0.76
Return on Average Assets excluding system conversion, merger and certain items (Annualized)	1.37%	1.37%	1.16%	1.21%	1.07%	1.36%	1.11%
Return on Average Equity excluding system conversion, merger and certain items (Annualized)	12.53%	14.22%	12.60%	14.18%	12.96%	13.13%	13.54%
Return on Average Tangible Equity excluding system conversion, merger costs and certain items (Annualized)	20.71%	22.31%	20.60%	24.51%	23.14%	21.23%	24.48%

Efficiency ratio excluding certain items	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2026	2026	2025	2025	2025	2026	2025
Net interest income, tax equated	$56,953	$43,295	$37,653	$36,940	$35,554	$100,248	$70,391
Noninterest income	14,413	13,688	12,097	11,430	12,122	28,100	22,603
Net loss (gain) on asset/security sales	17	28	143	962	(173)	45	1,164
Net interest income and noninterest income adjusted	71,383	57,011	49,893	49,332	47,503	128,393	95,435
Noninterest expense less intangible amortization	39,679	36,453	28,368	30,961	26,440	76,131	54,231
System conversion / Acquisition related costs	1,695	3,981	925	3,123	0	5,677	0
Noninterest expense adjusted	37,984	32,472	27,443	27,838	26,440	70,454	54,231
Efficiency ratio excluding certain items	53.21%	56.96%	55.00%	56.43%	55.66%	54.87%	56.83%

Net interest margin excluding acquisition marks and PPP interest and fees	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2026	2026	2025	2025	2025	2026	2025
Net interest income, tax equated	$ 56,953	$ 43,295	$ 37,653	$ 36,940	$ 35,554	$ 100,249	$ 70,391
Acquisition marks	2,658	1,817	1,894	1,677	1,731	4,435	3,882
Adjusted and annualized net interest income	217,180	165,912	143,036	141,052	135,292	191,628	133,018
Average earning assets	6,626,548	5,546,319	4,937,016	4,922,275	4,886,771	6,089,417	4,889,527
Less PPP average balances	27	69	87	89	95	48	103
Adjusted average earning assets	6,626,521	5,546,250	4,936,929	4,922,186	4,886,676	6,089,369	4,889,424
Net interest margin excluding marks and PPP interest and fees	3.28%	2.99%	2.90%	2.87%	2.77%	3.15%	2.72%